EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of KIT digital, Inc. for the registration of shares of common stock; and to the incorporation by reference therein of our report dated April 8, 2009, with respect to the consolidated financial statements of KIT digital, Inc. for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ MSPC
MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

New York, New York
January 28, 2010